Exhibit 99.1

VeriFone Reports Results for the Fourth Quarter and Full Year Fiscal 2013
SAN JOSE, Calif. - (BUSINESS WIRE) - VeriFone Systems, Inc. (NYSE: PAY):

Fourth Quarter Financial Highlights

•	Non-GAAP net revenues of $432 million and GAAP net revenues of $431 million

•	Non-GAAP net income per diluted share of $0.27 and GAAP net loss per share of $2.26, including non-cash tax charge of $2.21 per share

•	Operating cash flow of $55 million and free cash flow of $38 million
Fiscal Year Financial Highlights

•	Non-GAAP net revenues of $1.71 billion and GAAP net revenues of $1.70 billion

•	Non-GAAP net income per diluted share of $1.44 and GAAP net loss per share of $2.73, including non-cash tax charge of $2.24 per share

•	Operating cash flow of $237 million and free cash flow of $159 million

VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions, today announced financial results for the three months ended October 31, 2013 (“Q4 FY13”) and fiscal year ended October 31, 2013 (“FY13”).

Revenues - Non-GAAP net revenues for Q4 FY13 were $432 million, compared to $489 million a year ago, a 12% decrease. Non-GAAP net revenues for FY13 were $1.71 billion, a 9% decrease compared to the $1.89 billion result for FY12. GAAP net revenues were $431 million for the latest quarter, compared to $485 million a year ago, an 11% decrease. For FY13, GAAP net revenues totaled $1.70 billion, a 9% decrease compared to the $1.87 billion total for FY12.

Earnings per Share - Non-GAAP net income per diluted share for Q4 FY13 was $0.27, compared to $0.76 a year ago. Non-GAAP net income per diluted share for FY13 was $1.44, compared to the $2.74 result for FY12. GAAP net loss per share for the latest quarter and FY13 was $2.26 and $2.73, respectively. In Q4 FY13, the company recorded a non-cash tax charge of $242M or $2.21 per share to establish a valuation allowance against a significant portion of its deferred tax assets. This accounting treatment reflects the company’s assessment of whether these deferred tax assets will be realizable in the future, but has no effect on the company’s ability to utilize these deferred tax assets, such as loss carry forwards and tax credits, to reduce future cash tax payments.

The table below provides additional summary non-GAAP and GAAP financial information and comparisons.

(IN MILLIONS, EXCEPT PER SHARE AND PERCENTAGES)
	Three Months Ended October 31, (Unaudited)			Years Ended October 31,
	2013	2012	% Change (2)	2013	2012	% Change (2)
Non-GAAP (1):
Net revenues	$432	$489	(11.7)%	$1,709	$1,886	(9.4)%
Gross margin as a % of net revenues	41.2%	44.2%	(3.0) pts	41.9%	44.4%	(2.5) pts
Net income per diluted share	$0.27	$0.76	(64.5)%	$1.44	$2.74	(47.4)%

GAAP:
Net revenues	$431	$485	(11.2)%	$1,702	$1,866	(8.8)%
Gross margin as a % of net revenues	38.0%	41.1%	(3.1) pts	37.9%	40.5%	(2.6) pts
Net income (loss) per diluted share	$(2.26)	$0.24	nm	$(2.73)	$0.59	nm
(1) Reconciliations for the non-GAAP measures are provided at the end of this press release.
(2) "nm" means not meaningful or relevant

“I am pleased with our fourth quarter results, which exceeded our guidance,” said Paul Galant, Chief Executive Officer of VeriFone. “We are witnessing the scale convergence of electronic payments, mobility, digital commerce and predictive analytics, and this is an exciting time to lead VeriFone. The company has a global franchise, a growing services business, and a leadership position in enabling commerce for our clients. There is much work to do, and I am confident that the best for VeriFone is yet to come.”
Additional Q4 Financial and Business Highlights

•	Achieved record non-GAAP services net revenues of $173 million

•	Deleveraged balance sheet, paying down $83 million of debt

•	Partnered with American Express to enable passengers to use their Membership Rewards points to pay fares in New York City taxicabs

•	Continued growth of payment as a service in the U.S., Latin America, Europe, Australia, and New Zealand

•	Earned seven U.S. multi-lane retail wins, leveraging the company’s MX 900 and VX series products

•	Completed rollout of VeriFone’s next generation PAYware Mobile products with two Top 100 U.S. retailers.

•	Selected to implement Egyptian Ministry of Finance-sponsored mobile payment solutions in petroleum stations across the country

•	Won terminal and services contracts with two of India’s largest petroleum providers
Guidance
Guidance for the first fiscal quarter of 2014 is as follows:

•	Non-GAAP net revenues of $425 million to $430 million

•	Non-GAAP net income per diluted share of $0.26
Guidance for the full fiscal year 2014 is as follows:

•	Non-GAAP net revenues of $1.77 billion to $1.80 billion

•	Non-GAAP net income per diluted share of $1.35 to $1.40

Conference Call
VeriFone will hold its earnings conference call today at 1:30 pm (PT). To listen to the call and view the slides, visit VeriFone's website http://ir.verifone.com. To listen to the call over the phone, dial (866) 700-5192 within the U.S., or (617) 213-8833 outside the U.S., and use conference passcode 6490 7466. The recorded audio webcast will be available on VeriFone's website until December 24, 2013.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business initiatives and whether the expected benefits of our plan and initiatives are achieved, short product cycles and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to successfully integrate acquired businesses into our business and operations, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:
http://ir.verifone.com

VERIFONE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended October 31, (Unaudited)			Years Ended October 31,
	2013	2012	% Change (1)	2013	2012	% Change (1)
Net revenues:
System solutions	$259.4	$335.7	(22.7)%	$1,068.4	$1,339.0	(20.2)%
Services	171.8	149.7	14.8%	633.8	527.0	20.3%
Total net revenues	431.2	485.4	(11.2)%	1,702.2	1,866.0	(8.8)%

Cost of net revenues:
System solutions	171.2	204.4	(16.2)%	695.3	811.6	(14.3)%
Services	96.0	81.5	17.8%	361.7	298.6	21.1%
Total cost of net revenues	267.2	285.9	(6.5)%	1,057.0	1,110.2	(4.8)%

Total gross margin	164.0	199.5	(17.8)%	645.2	755.8	(14.6)%

Operating expenses:
Research and development	45.8	40.4	13.4%	173.3	152.0	14.0%
Sales and marketing	54.8	47.4	15.6%	196.6	179.7	9.4%
General and administrative	54.3	37.0	46.8%	181.1	175.2	3.4%
Litigation loss contingency expense	0.4	—	nm	64.4	17.6	nm
Amortization of purchased intangible assets	24.5	23.2	5.6%	96.2	83.8	14.8%
Total operating expenses	179.8	148.0	21.5%	711.6	608.3	17.0%
Operating income (loss)	(15.8)	51.5	nm	(66.4)	147.5	nm
Interest, net	(10.0)	(12.1)	(17.4)%	(44.3)	(58.4)	(24.1)%
Other income (expense), net	(2.1)	2.6	nm	3.7	(20.7)	nm
Income (loss) before income taxes	(27.9)	42.0	nm	(107.0)	68.4	nm
Income tax provision	219.9	14.1	nm	188.0	2.1	nm
Consolidated net income (loss)	(247.8)	27.9	nm	(295.0)	66.3	nm
Net income (loss) attributable to noncontrolling interests	0.1	(0.9)	nm	(1.1)	(1.3)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$(247.7)	$27.0	nm	$(296.1)	$65.0	nm

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(2.26)	$0.25		$(2.73)	$0.61
Diluted	$(2.26)	$0.24		$(2.73)	$0.59

Weighted average number of shares used in computing net income (loss) per share:
Basic	109.5	107.7		108.6	107.0
Diluted	109.5	110.3		108.6	110.3

(1) "nm" means not meaningful or relevant

VERIFONE SYSTEMS, INC.
NET REVENUE INFORMATION
(IN MILLIONS, EXCEPT PERCENTAGES, UNAUDITED)

		Three Months Ended					Years Ended
	Note	October 31, 2013	July 31, 2013	October 31, 2012	% Change (1) SEQ	% Change (1) YoY	October 31, 2013	October 31, 2012	% Change (1)
GAAP net revenues:
International
EMEA		$179.2	$177.8	$201.3	0.8%	(11.0)%	$700.4	$755.2	(7.3)%
LAC		70.8	69.9	80.0	1.3%	(11.5)%	296.6	370.8	(20.0)%
ASPAC		56.7	52.5	58.8	8.0%	(3.6)%	209.7	208.0	0.8%
Total International		306.7	300.2	340.1	2.2%	(9.8)%	1,206.7	1,334.0	(9.5)%
North America		124.5	115.8	145.3	7.5%	(14.3)%	495.5	532.0	(6.9)%
Total		$431.2	$416.0	$485.4	3.7%	(11.2)%	$1,702.2	$1,866.0	(8.8)%

Non-GAAP net revenues: (2)
International
EMEA	A	$180.1	$179.0	$203.9	0.6%	(11.7)%	$704.7	$771.5	(8.7)%
LAC	A, F	70.8	69.9	80.0	1.3%	(11.5)%	299.1	370.8	(19.3)%
ASPAC	A	56.8	52.8	59.3	7.6%	(4.2)%	210.3	211.1	(0.4)%
Total International		307.7	301.7	343.2	2.0%	(10.3)%	1,214.1	1,353.4	(10.3)%
North America	A, D	124.6	115.8	145.4	7.6%	(14.3)%	495.2	532.9	(7.1)%
Total		$432.3	$417.5	$488.6	3.5%	(11.5)%	$1,709.3	$1,886.3	(9.4)%

GAAP net revenues		$431.2	$416.0	$485.4	3.7%	(11.2)%	$1,702.2	$1,866.0	(8.8)%
Plus: Non-GAAP net revenues adjustments	A, D, F	1.1	1.5	3.2	nm	nm	7.1	20.3	nm
Non-GAAP net revenues (2)		432.3	417.5	488.6	3.5%	(11.5)%	1,709.3	1,886.3	(9.4)%
Less: net revenues from businesses acquired in the past 12 months
Point	B	—	nm	—	nm	nm	(38.3)	(4.1)	nm
Other	B	(14.4)	nm	(2.6)	nm	nm	(29.4)	(9.5)	nm
Total		(14.4)	nm	(2.6)	nm	nm	(67.7)	(13.6)	nm
Non-GAAP organic net revenues		$417.9	nm	$486.0	nm	(14.0)%	$1,641.6	$1,872.7	(12.3)%
(1) "nm" means not meaningful or relevant
(2) Reconciliations for the non-GAAP measures are provided at the end of this press release.

	For three months ended October 31, 2013 compared with three months ended October 31, 2012					For year ended October 31, 2013 compared with year ended October 31, 2012
	Net revenues growth	Impact due to acquired businesses (A) (B)	Non-GAAP organic net revenues growth	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth	Net revenues growth	Impact due to acquired businesses (A) (B)	Non-GAAP organic net revenues growth	Impact due to foreign currency (C)	Non-GAAP organic net revenues at constant currency growth
International
EMEA	(11.0)%	2.6pts	(13.6)%	1.4pts	(15.0)%	(7.3)%	6.8pts	(14.1)%	0.0pts	(14.1)%
LAC	(11.5)%	(0.1)pts	(11.4)%	(5.9)pts	(5.5)%	(20.0)%	(0.7)pts	(19.3)%	(4.5)pts	(14.8)%
ASPAC	(3.6)%	14.6pts	(18.2)%	(3.7)pts	(14.5)%	0.8%	7.5pts	(6.7)%	(1.3)pts	(5.4)%
Total International	(9.8)%	4.1pts	(13.9)%	(1.2)pts	(12.7)%	(9.5)%	4.9pts	(14.4)%	(1.5)pts	(12.9)%
North America	(14.3)%	0.0pts	(14.3)%	(0.1)pts	(14.2)%	(6.9)%	0.3pts	(7.2)%	0.0pts	(7.2)%
Total	(11.2)%	2.8pts	(14.0)%	(0.9)pts	(13.1)%	(8.8)%	3.5pts	(12.3)%	(1.0)pts	(11.3)%

VERIFONE SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	October 31, 2013	October 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$268.2	$454.1
Accounts receivable, net of allowances of $12.7 and $8.5	284.0	366.9
Inventories, net	138.7	178.3
Prepaid expenses and other current assets	134.1	136.2
Total current assets	825.0	1,135.5
Fixed assets, net	172.2	146.8
Purchased intangible assets, net	642.9	734.8
Goodwill	1,252.4	1,179.4
Deferred tax assets, net	23.9	215.1
Other long-term assets	77.3	79.0
Total assets	$2,993.7	$3,490.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$116.5	$193.1
Accruals and other current liabilities	292.1	230.9
Deferred revenue, net	86.6	91.5
Short-term debt	92.5	54.9
Total current liabilities	587.7	570.4
Long-term deferred revenue, net	42.6	37.1
Long-term debt	943.3	1,252.7
Long-term deferred tax liabilities	176.0	214.5
Other long-term liabilities	92.5	70.4
Total liabilities	1,842.1	2,145.1

Redeemable noncontrolling interest in subsidiary	0.6	0.9

Stockholders’ equity:
Common stock	1.1	1.1
Additional paid-in capital	1,598.7	1,543.1
Accumulated deficit	(500.1)	(204.0)
Accumulated other comprehensive income (loss)	14.9	(32.4)
Total stockholders’ equity	1,114.6	1,307.8
Noncontrolling interest in subsidiaries	36.4	36.8
Total liabilities and equity	$2,993.7	$3,490.6

VERIFONE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS)

	Years Ended October 31,
	2013	2012
Cash flows from operating activities
Consolidated net income (loss)	$(295.0)	$66.3
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization, net	207.8	177.8
Stock-based compensation expense	48.9	44.6
Non-cash interest expense	—	10.3
Deferred income taxes, net	142.9	(22.0)
Other	5.1	(5.8)
Net cash provided by operating activities before changes in operating assets and liabilities	109.7	271.2
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable, net	84.3	(53.9)
Inventories, net	26.8	(19.3)
Prepaid expenses and other assets	(8.5)	(19.9)
Accounts payable	(77.0)	31.8
Deferred revenue, net	—	27.3
Other current and long-term liabilities	101.2	(19.2)
Net change in operating assets and liabilities	126.8	(53.2)
Net cash provided by operating activities	236.5	218.0

Cash flows from investing activities
Capital expenditures	(77.5)	(63.2)
Acquisition of businesses, net of cash and cash equivalents acquired	(75.9)	(1,069.4)
Other investing activities, net	8.7	14.6
Net cash used in investing activities	(144.7)	(1,118.0)

Cash flows from financing activities
Proceeds from debt, net of issuance costs	123.2	1,660.6
Repayments of debt	(399.1)	(619.4)
Repayments of senior convertible notes, including interest	—	(279.2)
Proceeds from issuance of common stock through employee equity incentive plans	11.1	30.3
Payments of acquisition-related contingent consideration	(11.0)	(24.6)
Other financing activities, net	(1.7)	0.4
Net cash provided by (used in) financing activities	(277.5)	768.1

Effect of foreign currency exchange rate changes on cash and cash equivalents	(0.2)	(8.6)

Net decrease in cash and cash equivalents	(185.9)	(140.5)
Cash and cash equivalents, beginning of period	454.1	594.6
Cash and cash equivalents, end of period	$268.2	$454.1

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	Three Months Ended October 31, 2013
	GAAP	% of net revenues	Acquisition, divestiture & restructure related	Stock based compensation	Other charges and income	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1) (2)	(A) (D)	(E)	(F)		(1) (2)
Net revenues:
System solutions	$259.4	60.2%	$—	$—	$—	$259.4	60.0%
Services	171.8	39.8%	1.1	—	—	172.9	40.0%
	431.2	100.0%	1.1	—	—	432.3	100.0%
Cost of net revenues:
System solutions	171.2	66.0%	(10.6)	(0.5)	—	160.1	61.7%
Services	96.0	55.9%	(1.5)	(0.3)	—	94.2	54.5%
	267.2	62.0%	(12.1)	(0.8)	—	254.3	58.8%
Gross margin:
System solutions	88.2	34.0%	10.6	0.5	—	99.3	38.3%
Services	75.8	44.1%	2.6	0.3	—	78.7	45.5%
	164.0	38.0%	13.2	0.8	—	178.0	41.2%
Operating expenses:
Research and development	45.8	10.6%	(0.4)	(1.1)	—	44.3	10.2%
Sales and marketing	54.8	12.7%	(0.1)	(5.7)	(0.5)	48.5	11.2%
General and administrative	54.3	12.6%	(2.3)	(9.3)	(4.1)	38.6	8.9%
Litigation loss contingency expense	0.4	0.1%	—	—	(0.4)	—	—
Amortization of purchased intangible assets	24.5	5.7%	(24.5)	—	—	—	—
Total operating expenses	179.8	41.7%	(27.3)	(16.1)	(5.0)	131.4	30.4%
Operating income (loss)	(15.8)	(3.7)%	40.5	16.9	5.0	46.6	10.8%
Interest, net	(10.0)	nm	(0.1)	—	—	(10.1)	nm
Other expense, net	(2.1)	nm	1.4	—	(0.1)	(0.8)	nm
Income (loss) before income taxes	(27.9)	(6.5)%	41.8	16.9	4.9	35.7	8.3%
Income tax provision	219.9	nm	—	—	(215.0)	4.9	nm
Consolidated net income (loss)	(247.8)	(57.5)%	41.8	16.9	219.9	30.8	7.1%
Net income (loss) attributable to noncontrolling interests	0.1	nm	(0.6)	—	—	(0.5)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$(247.7)	(57.4)%	$41.2	$16.9	$219.9	$30.3	7.0%

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(2.26)					$0.28
Diluted	$(2.26)					$0.27

Weighted average number of shares used in computing net income (loss) per share:					Non-GAAP adjustment for dilutive shares (G)
Basic	109.5					109.5
Diluted	109.5				2.2	111.7
(1) "nm" means not meaningful or relevant.
(2) System solutions and Services cost of net revenues and gross margin as a percentage of net revenues are computed as a percentage of the corresponding System solutions and Services net revenues.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	Three Months Ended July 31, 2013
	GAAP	% of net revenues	Acquisition, divestiture & restructure related	Stock based compensation	Other charges and income	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1) (2)	(A) (D)	(E)	(F)		(1) (2)
Net revenues:
System solutions	$250.8	60.3%	$—	$—	$—	$250.8	60.1%
Services	165.2	39.7%	1.5	—	—	166.7	39.9%
	416.0	100.0%	1.5	—	—	417.5	100.0%
Cost of net revenues:
System solutions	168.9	67.3%	(10.2)	(0.6)	—	158.1	63.0%
Services	92.1	55.8%	(1.6)	(0.1)	(1.3)	89.1	53.4%
	261.0	62.7%	(11.8)	(0.7)	(1.3)	247.2	59.2%
Gross margin:
System solutions	81.9	32.7%	10.2	0.6	—	92.7	37.0%
Services	73.1	44.2%	3.1	0.1	1.3	77.6	46.6%
	155.0	37.3%	13.3	0.7	1.3	170.3	40.8%
Operating expenses:
Research and development	46.1	11.1%	(0.2)	(2.0)	—	43.9	10.5%
Sales and marketing	49.5	11.9%	(0.9)	(3.1)	(0.4)	45.1	10.8%
General and administrative	43.2	10.4%	(1.2)	(3.8)	(0.5)	37.7	9.0%
Litigation loss contingency expense	(5.0)	(1.2)%	—	—	5.0	—	—
Amortization of purchased intangible assets	23.9	5.7%	(23.9)	—	—	—	—
Total operating expenses	157.7	37.9%	(26.2)	(8.9)	4.1	126.7	30.3%
Operating income (loss)	(2.7)	(0.6)%	39.5	9.6	(2.8)	43.6	10.4%
Interest, net	(11.6)	nm	0.1	—	—	(11.5)	nm
Other expense, net	(0.5)	nm	(0.9)	—	0.5	(0.9)	nm
Income (loss) before income taxes	(14.8)	(3.6)%	38.7	9.6	(2.3)	31.2	7.5%
Income tax provision (benefit)	(12.9)	nm	—	—	17.2	4.3	nm
Consolidated net income (loss)	(1.9)	(0.5)%	38.7	9.6	(19.5)	26.9	6.4%
Net income attributable to noncontrolling interests	—	nm	(0.5)	—	—	(0.5)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$(1.9)	(0.5)%	$38.2	$9.6	$(19.5)	$26.4	6.3%

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(0.02)					$0.24
Diluted	$(0.02)					$0.24

Weighted average number of shares used in computing net income (loss) per share:					Non-GAAP adjustment for dilutive shares (G)
Basic	108.6					108.6
Diluted	108.6				2.1	110.7
(1) "nm" means not meaningful or relevant.
(2) System solutions and Services cost of net revenues and gross margin as a percentage of net revenues are computed as a percentage of the corresponding System solutions and Services net revenues.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	Three Months Ended October 31, 2012
	GAAP	% of net revenues	Acquisition, divestiture & restructure related	Stock based compensation	Other charges and income	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1) (2)	(A) (D)	(E)	(F)		(1) (2)
Net revenues:
System solutions	$335.7	69.2%	$0.5	$—	$—	$336.2	68.8%
Services	149.7	30.8%	2.7	—	—	152.4	31.2%
	485.4	100.0%	3.2	—	—	488.6	100.0%
Cost of net revenues:
System solutions	204.4	60.9%	(10.6)	(0.3)	—	193.5	57.6%
Services	81.5	54.4%	(2.2)	(0.3)	—	79.0	51.8%
	285.9	58.9%	(12.8)	(0.6)	—	272.5	55.8%
Gross margin:
System solutions	131.3	39.1%	11.1	0.3	—	142.7	42.4%
Services	68.2	45.6%	4.9	0.3	—	73.4	48.2%
	199.5	41.1%	16.0	0.6	—	216.1	44.2%
Operating expenses:
Research and development	40.4	8.3%	(2.0)	(2.2)	(0.7)	35.5	7.3%
Sales and marketing	47.4	9.8%	(1.5)	(1.9)	(2.2)	41.8	8.6%
General and administrative	37.0	7.6%	(3.4)	(5.7)	—	27.9	5.7%
Amortization of purchased intangible assets	23.2	4.8%	(23.2)	—	—	—	—
Total operating expenses	148.0	30.5%	(30.1)	(9.8)	(2.9)	105.2	21.5%
Operating income	51.5	10.6%	46.1	10.4	2.9	110.9	22.7%
Interest, net	(12.1)	nm	(2.5)	—	3.2	(11.4)	nm
Other income (expense), net	2.6	nm	(5.5)	—	2.0	(0.9)	nm
Income before income taxes	42.0	8.7%	38.1	10.4	8.1	98.6	20.2%
Income tax provision	14.1	nm	—	—	(0.6)	13.5	nm
Consolidated net income	27.9	5.7%	38.1	10.4	8.7	85.1	17.4%
Net income attributable to noncontrolling interests	(0.9)	nm	(0.7)	—	—	(1.6)	nm
Net income attributable to VeriFone Systems, Inc. stockholders	$27.0	5.6%	$37.4	$10.4	$8.7	$83.5	17.1%

Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.25					$0.78
Diluted	$0.24					$0.76
Weighted average number of shares used in computing net income per share:
Basic	107.7					107.7
Diluted	110.3					110.3
(1) "nm" means not meaningful or relevant.
(2) System solutions and Services cost of net revenues and gross margin as a percentage of net revenues are computed as a percentage of the corresponding System solutions and Services net revenues.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	Year Ended October 31, 2013
	GAAP	% of net revenues	Acquisition, divestiture & restructure related	Stock based compensation	Other charges and income	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1) (2)	(A) (D)	(E)	(F)		(1) (2)
Net revenues:
System solutions	$1,068.4	62.8%	$0.4	$—	$2.5	$1,071.3	62.7%
Services	633.8	37.2%	4.2	—	—	638.0	37.3%
	1,702.2	100.0%	4.6	—	2.5	1,709.3	100.0%
Cost of net revenues:
System solutions	695.3	65.1%	(46.5)	(1.8)	(1.2)	645.8	60.3%
Services	361.7	57.1%	(6.2)	(0.7)	(8.1)	346.7	54.3%
	1,057.0	62.1%	(52.7)	(2.5)	(9.3)	992.5	58.1%
Gross margin:
System solutions	373.1	34.9%	46.9	1.8	3.7	425.5	39.7%
Services	272.1	42.9%	10.4	0.7	8.1	291.3	45.7%
	645.2	37.9%	57.3	2.5	11.8	716.8	41.9%
Operating expenses:
Research and development	173.3	10.2%	(2.7)	(6.1)	—	164.5	9.6%
Sales and marketing	196.6	11.5%	(1.6)	(16.7)	(1.5)	176.8	10.3%
General and administrative	181.1	10.6%	(8.2)	(23.6)	(8.9)	140.4	8.2%
Litigation loss contingency expense	64.4	3.8%	—	—	(64.4)	—	—
Amortization of purchased intangible assets	96.2	5.7%	(96.2)	—	—	—	—
Total operating expenses	711.6	41.8%	(108.7)	(46.4)	(74.8)	481.7	28.2%
Operating income (loss)	(66.4)	(3.9)%	166.0	48.9	86.6	235.1	13.8%
Interest, net	(44.3)	nm	0.6	—	—	(43.7)	nm
Other income (expense), net	3.7	nm	(5.2)	—	(2.1)	(3.6)	nm
Income (loss) before income taxes	(107.0)	(6.3)%	161.4	48.9	84.5	187.8	11.0%
Income tax provision	188.0	nm	—	—	(162.0)	26.0	nm
Consolidated net income (loss)	(295.0)	(17.3)%	161.4	48.9	246.5	161.8	9.5%
Net income attributable to noncontrolling interests	(1.1)	nm	(1.0)	—	—	(2.1)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$(296.1)	(17.4)%	$160.4	$48.9	$246.5	$159.7	9.3%

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$(2.73)					$1.47
Diluted	$(2.73)					$1.44

Weighted average number of shares used in computing net income (loss) per share:					Non-GAAP adjustment for dilutive shares (G)
Basic	108.6					108.6
Diluted	108.6				2.3	110.9
(1) "nm" means not meaningful or relevant.
(2) System solutions and Services cost of net revenues and gross margin as a percentage of net revenues are computed as a percentage of the corresponding System solutions and Services net revenues.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)
	Year Ended October 31, 2012
	GAAP	% of net revenues	Acquisition, divestiture & restructure related	Stock based compensation	Other charges and income	Non-GAAP	% of Non-GAAP net revenues
NOTE:		(1) (2)	(A) (D)	(E)	(F)		(1) (2)
Net revenues:
System solutions	$1,339.0	71.8%	$6.5	$—	$—	$1,345.5	71.3%
Services	527.0	28.2%	13.8	—	—	540.8	28.7%
	1,866.0	100.0%	20.3	—	—	1,886.3	100.0%
Cost of net revenues:
System solutions	811.6	60.6%	(51.3)	(1.6)	—	758.7	56.4%
Services	298.6	56.7%	(7.0)	(0.5)	(0.1)	291.0	53.8%
	1,110.2	59.5%	(58.3)	(2.1)	(0.1)	1,049.7	55.6%
Gross margin:
System solutions	527.4	39.4%	57.8	1.6	—	586.8	43.6%
Services	228.4	43.3%	20.8	0.5	0.1	249.8	46.2%
	755.8	40.5%	78.6	2.1	0.1	836.6	44.4%
Operating expenses:
Research and development	152.0	8.1%	(6.1)	(6.1)	(0.7)	139.1	7.4%
Sales and marketing	179.7	9.6%	(3.3)	(15.8)	(2.2)	158.4	8.4%
General and administrative	175.2	9.4%	(28.1)	(20.6)	—	126.5	6.7%
Litigation loss contingency expense	17.6	0.9%	—	—	(17.6)	—	—
Amortization of purchased intangible assets	83.8	4.5%	(83.8)	—	—	—	—
Total operating expenses	608.3	32.6%	(121.3)	(42.5)	(20.5)	424.0	22.5%
Operating income	147.5	7.9%	199.9	44.6	20.6	412.6	21.9%
Interest, net	(58.4)	nm	(0.4)	—	15.6	(43.2)	nm
Other expense, net	(20.7)	nm	11.8	—	2.5	(6.4)	nm
Income before income taxes	68.4	3.7%	211.3	44.6	38.7	363.0	19.2%
Income tax provision	2.1	nm	—	—	55.4	57.5	nm
Consolidated net income	66.3	3.6%	211.3	44.6	(16.7)	305.5	16.2%
Net income attributable to noncontrolling interests	(1.3)	nm	(2.0)	—	—	(3.3)	nm
Net income attributable to VeriFone Systems, Inc. stockholders	$65.0	3.5%	$209.3	$44.6	$(16.7)	$302.2	16.0%

Net income per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.61					$2.82
Diluted	$0.59					$2.74
Weighted average number of shares used in computing net income per share:					Non-GAAP adjustment for dilutive shares (G)
Basic	107.0					107.0
Diluted	110.3				(0.1)	110.2
(1) "nm" means not meaningful or relevant.
(2) System solutions and Services cost of net revenues and gross margin as a percentage of net revenues are computed as a percentage of the corresponding System solutions and Services net revenues.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net Revenues	Amortization of step-down in deferred revenue at acquisition	Other adjustments to net revenues	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
NOTE:		(A)	(D) (F)	(A)	(B)	(B)	(C)	(C)

Three Months Ended October 31, 2013
International
EMEA	$179.2	$0.9	$—	$180.1	$(5.3)	$174.8	$(2.8)	$172.0
LAC	70.8	—	—	70.8	—	70.8	4.8	75.6
ASPAC	56.7	0.1	—	56.8	(9.1)	47.7	2.1	49.8
Total International	306.7	1.0	—	307.7	(14.4)	293.3	4.1	297.4
North America	124.5	0.1	—	124.6	—	124.6	0.1	124.7
Total	$431.2	$1.1	$—	$432.3	$(14.4)	$417.9	$4.2	$422.1

Three Months Ended July 31, 2013
International
EMEA	$177.8	$1.2	$—	$179.0
LAC	69.9	—	—	69.9
ASPAC	52.5	0.3	—	52.8
Total International	300.2	1.5	—	301.7
North America	115.8	—	—	115.8
Total	$416.0	$1.5	$—	$417.5

Three Months Ended October 31, 2012
International
EMEA	$201.3	$2.6	$—	$203.9	$(1.5)	$202.4
LAC	80.0	—	—	80.0	—	80.0
ASPAC	58.8	0.5	—	59.3	(1.0)	58.3
Total International	340.1	3.1	—	343.2	(2.5)	340.7
North America	145.3	0.2	(0.1)	145.4	(0.1)	145.3
Total	$485.4	$3.3	$(0.1)	$488.6	$(2.6)	$486.0

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net Revenues	Amortization of step-down in deferred revenue at acquisition	Other adjustments to net revenues	Non-GAAP net revenues	Net revenues from businesses acquired in the past 12 months	Non-GAAP organic net revenues	Constant currency adjustment	Non-GAAP organic net revenues at constant currency
NOTE:		(A)	(D) (F)	(A)	(B)	(B)	(C)	(C)

Year Ended October 31, 2013
International
EMEA	$700.4	$4.3	$—	$704.7	$(51.3)	$653.4	$—	$653.4
LAC	296.6	—	2.5	299.1	—	299.1	16.7	315.8
ASPAC	209.7	0.6	—	210.3	(15.7)	194.6	2.7	197.3
Total International	1,206.7	4.9	2.5	1,214.1	(67.0)	1,147.1	19.4	1,166.5
North America	495.5	0.2	(0.5)	495.2	(0.7)	494.5	0.2	494.7
Total	$1,702.2	$5.1	$2.0	$1,709.3	$(67.7)	$1,641.6	$19.6	$1,661.2

Year Ended October 31, 2012
International
EMEA	$755.2	$16.3	$—	$771.5	$(11.1)	$760.4
LAC	370.8	—	—	370.8	—	370.8
ASPAC	208.0	3.1	—	211.1	(2.5)	208.6
Total International	1,334.0	19.4	—	1,353.4	(13.6)	1,339.8
North America	532.0	1.0	(0.1)	532.9	—	532.9
Total	$1,866.0	$20.4	$(0.1)	$1,886.3	$(13.6)	$1,872.7

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

		Three Months Ended					Years Ended
	Note	October 31, 2013	July 31, 2013	October 31, 2012	% Change SEQ	% Change YoY	October 31, 2013	October 31, 2012	% Change
Free Cash Flow
GAAP net cash provided by operating activities	H	$54.9	$49.0	$72.6	12.0%	(24.4)%	$236.5	$218.0	8.5%
Less: GAAP capital expenditures	H	(17.2)	(18.1)	(18.6)	(5.0)%	(7.5)%	(77.5)	(63.2)	22.6%
Free cash flow	H	$37.7	$30.9	$54.0	22.0%	(30.2)%	$159.0	$154.8	2.7%

NON-GAAP FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; net revenues from businesses acquired in the past 12 months; non-GAAP organic net revenues; non-GAAP organic net revenues at constant currency; non-GAAP cost of net revenues; non-GAAP gross margin; non-GAAP research and development expenses; non-GAAP sales and marketing expenses; non-GAAP general and administrative expenses; non-GAAP operating expenses; non-GAAP operating income (loss); non-GAAP interest, net; non-GAAP other income (expense), net; non-GAAP income (loss) before income taxes; non-GAAP provision for (benefit from) income taxes; non-GAAP income tax rate; non-GAAP consolidated net income (loss); non-GAAP net income (loss) attributable to noncontrolling interests; non-GAAP net income (loss) attributable to VeriFone Systems, Inc. stockholders; non-GAAP diluted shares; non-GAAP net income (loss) per share attributable to VeriFone Systems, Inc. stockholders; non-GAAP net income (loss) per diluted share, and free cash flow, as well as many of these non-GAAP financial measures as a percentage of non-GAAP net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone's performance and operations and to compare VeriFone's current results with those for prior periods as well as with the results of peer companies. VeriFone incurs, due to differences in debt, capital structure and investment history, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses, that differ significantly from VeriFone's competitors.  The non-GAAP financial measures reflect VeriFone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in VeriFone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone's debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone's results of operations as determined in accordance with GAAP.

Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Non-GAAP net revenues. Non-GAAP net revenues exclude the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition is reflected in our GAAP financial statements, it results in net revenues immediately post-acquisition that are lower than net revenues that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. We adjust the step-down to achieve comparability to net revenues of the acquired entity earned pre-acquisition and to our GAAP net revenues to be earned on contracts sold in future periods. These non-GAAP net revenues amounts are not intended to be a substitute for our GAAP disclosures of net revenues, and should be read together with our GAAP disclosures.

Note B: Non-GAAP organic net revenues. "Non-GAAP organic net revenues" is a non-GAAP financial measure of net revenues excluding "net revenues from businesses acquired in the past 12 months" (as defined below). VeriFone determines non-GAAP organic net revenues by deducting net revenues from businesses acquired in the past 12 months from non-GAAP net revenues. Where non-GAAP organic net revenues is presented for a period longer than one fiscal quarter, it is computed as the sum of the non-GAAP organic net revenues for each quarter during that period. This non-GAAP measure is used to evaluate VeriFone net revenues without the impact of net revenues from acquired businesses, as VeriFone analyzes performance both with and without the impact of our recent acquisitions.

Net revenues from businesses acquired in the past 12 months consists of net revenues derived from the sales channels of acquired resellers and distributors, and net revenues from system solutions and services attributable to businesses acquired in the 12 months preceding the respective financial quarter(s). For acquisitions of small businesses that are integrated within a relatively short time after the close of the acquisition, we assume quarterly net revenues attributable to such acquired businesses during the 12 months following acquisition remain at the same level as in the first full quarter after the acquisition closed. During periods prior to our acquisition of former customers, net revenues from businesses acquired in the past 12 months consists of sales by VeriFone to that former customer for that period.

Note C: Non-GAAP organic net revenues at constant currency. VeriFone determines non-GAAP organic net revenues at constant currency by recomputing non-GAAP organic net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. VeriFone uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations. Where non-GAAP organic net revenues at a constant currency is presented for a period longer than one fiscal quarter, it is computed as the sum of the non-GAAP organic net revenues at constant currency for each quarter during that period.

Note D: Acquisition, Divestiture and Restructure Related. VeriFone adjusts certain revenues and expenses for items that are the result of acquisitions, divestitures and restructuring programs.

Acquisition related adjustments include the amortization of purchased intangible assets and fixed asset fair value adjustments, incremental costs associated with acquisitions (such as professional fees, legal fees related to litigation assumed as part of acquisitions, and one-time charges related to acquired balances), acquisition integration expenses (such as costs of personnel required to assist with integration transitions), loss on financial instruments entered into to fix the acquisition purchase price in U.S. dollars when it is payable in foreign currencies and fair value increase (step-up) of inventory on acquisition. In addition, we adjust for changes in estimate, final resolution of contingencies that existed at the time of acquisition or collectability of associated notes receivable. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside the ordinary course of business. These adjustments do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition whereby third parties have yet to fulfill their contractual obligations.

In January 2013 we divested of certain assets and business operations related to one of our product offerings. The estimated gain on the divestiture, as well as the net revenues, cost of net revenues and operating expenses for the three months ended January 31, 2013, that are attributable to the divested assets and business operations have been excluded from our non-GAAP financial measures.

Restructure related adjustments include all restructure charges as defined in accordance with GAAP.

VeriFone analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition, divestiture or restructure related adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustments would or would not aid the understanding of the performance of its operations.

Note E: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option or other stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option or other stock based award can be spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note F: Other Charges and Income. VeriFone excludes certain revenue, expenses and other income (expense) that are the result of unique or unplanned events that are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, we exclude them in our non-GAAP financial measures because we believe these items may limit the comparability of our ongoing operations with prior and future periods. These adjustments for other charges and income include:

•
Estimated penalties due to customers related to the July 2012 fire that occurred in one of our repair and staging facilities in Brazil. These potential customer penalties are associated with deliveries that were delayed after the fire and are reflected as contra-revenue in accordance with GAAP.

•
The $6.8 million charge to costs of net revenues during the three months ended April 30, 2013 related to revenue generating assets of our UK Taxi business for which the net book value of the assets exceeded their fair value since the UK Taxi business has not met expectations.

•	Litigation loss contingency expense.

•	Certain costs incurred in connection with senior executive management changes, such as separation payments, legal fees and recruiter fees.

•
Certain personnel expenses that were incurred only for a fixed short period of time in connection with scheduled operational changes as we streamlined and centralized some of our global operations, including international distribution and repair facilities.

•	Gains or losses on financial transactions, such as the accelerated amortization of capitalized debt issuance costs due to the early repayment of debt, or fees incurred to modify debt arrangements.

•	Non-cash interest expense recorded relating to the adoption of ASC 470-20 Debt with conversion and other options.

We assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Income taxes are adjusted for the tax effect of the adjusting items related to our non-GAAP financial measures and to reflect our estimate of cash taxes on a non-GAAP basis, in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance and future liquidity of our business. Our non-GAAP tax rates were 14% for the period May 1, 2012, through October 31, 2013, 18% for the period December 31, 2011, through April 30, 2012, and 20% for the period November 1, 2011, through December 30, 2011.

Note G: Non-GAAP diluted shares. During the three and twelve months ended October 31, 2013 and the three months ended July 31, 2013, the diluted non-GAAP weighted average shares include additional shares that are dilutive, because we have a non-GAAP net income and GAAP basis net loss.

During the twelve months ended October 31, 2012, the diluted non-GAAP weighted average shares exclude shares that are dilutive for GAAP purposes related to our Senior Convertible Notes that matured on June 15, 2012. In connection with our 1.375% Senior Convertible Notes we had entered into certain note hedge transactions. We repaid these Notes in cash upon maturity on June 15, 2012, and the then outstanding note hedge transactions expired unused on June 15, 2012. Non-GAAP diluted shares reflect the offset of shares that would have been deliverable in the periods presented prior to the maturity of the Notes pursuant to note hedge transactions. Under GAAP, shares delivered in hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are actually delivered.

Note H: Free Cash Flow. Free cash flow is not defined under GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. VeriFone determines free cash flow as net cash provided by operating activities less capital expenditures. We use this non-GAAP measure to evaluate our operating cash spend including the impact of our investments in long-term operating assets, such as property, equipment and capitalized software.

Contacts

VeriFone Systems, Inc.
Investor Relations:
Doug Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com
or
Media Relations:
Andy Payment, 770-754-3541
andy.payment@verifone.com

Source: VeriFone Systems, Inc.